Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER FINANCIAL RESULTS

Business and Financial Highlights:

•	Generated quarterly revenue of $89.9 million; quarterly GAAP diluted net income per share of $0.04 and quarterly non-GAAP diluted net income per share of $0.16

•	Signed license agreement with Xilinx, showcasing portfolio and ability to collaborate with leading FPGA provider

•	Executing data center programs with SerDes IP cores now available at multiple foundries and shipping memory buffer chip products
SUNNYVALE, Calif. - October 24, 2016 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the third quarter ended September 30, 2016.

Commenting on the quarter, chief executive officer Dr. Ron Black stated, “We turned in very positive results for the third quarter with a general uptick across our business showcasing growth, both organically and inorganically, to support our strategy and plan. Our licensing program continues to be strong with the signing of FPGA-leader Xilinx, which expands our footprint beyond DRAM and SoC sectors. We’ve also seen strong support in our security business within the mobile payments segment and believe we are well positioned to advance this technology further. We have steadily grown the business in terms of revenue, technologies, offerings and relevance, and expect a strong finish to the year.”

GAAP Financial Results:

Revenue for the third quarter of 2016 was $89.9 million, which was up 17% from the second quarter of 2016 primarily due to revenue from our licensing program and higher revenue from sales of memory products and security technology development projects, including revenue from the various acquisitions during the year. As compared to the third quarter of 2015, revenue was up 22% primarily due to higher revenue from sales of memory products and security technology development projects, including revenue from the various acquisitions during the year.

Revenue for the nine months ended September 30, 2016 was $239.0 million, which was up 9% over the prior year period, primarily due to higher revenue from memory products and security technology development projects, offset by lower royalty revenue from various customers.

Total operating costs and expenses for the third quarter of 2016 were $78.0 million, 21% higher than the previous quarter and 39% higher than the third quarter of 2015. Third quarter operating costs and expenses of $78.0 million included $5.4 million of stock-based compensation expenses, $10.2 million of amortization expenses, $1.2 million related to the purchase accounting adjustment for inventory fair value step-up and $0.4 million of acquisition-related transaction costs. In comparison, total operating costs and expenses for the second quarter of 2016 of $64.5 million included $5.0 million of stock-based compensation expenses, $8.2 million of amortization expenses and $0.8 million of acquisition-related transaction costs. Total operating costs and expenses for the third quarter of 2015 were $56.1 million which included $3.6 million of stock-based compensation expenses and $6.3 million of amortization expenses. The change in total operating costs and expenses in the third quarter of 2016 as compared to the second quarter of 2016 was primarily due to higher headcount related costs, higher consulting costs, higher amortization expense, higher costs of goods sold related to memory and security products and the purchase accounting adjustment for inventory fair value step-up. The change in total operating costs and expenses in the third quarter of 2016 as compared to the third quarter of 2015 was primarily due to higher headcount related costs, higher amortization expense, higher consulting costs, higher costs of goods sold related to memory and security products, the purchase accounting adjustment for inventory fair value step-up and lower gain from settlement. These increases were primarily due to the business acquisitions during 2016.

Total operating costs and expenses for the nine months ended September 30, 2016 were $205.9 million, 22% higher than the nine months ended September 30, 2015. The nine months operating costs and expenses of $205.9 million included $15.4 million of stock-based compensation expenses, $26.0 million of amortization expenses, $1.2 million related to the purchase accounting adjustment for inventory fair value step-up and $3.0 million of acquisition-related transaction costs. This is compared to total operating costs and expenses for the nine months ended September 30, 2015 of $168.4 million, which included $11.7 million of stock-based compensation expenses and $18.9 million of amortization expenses. The change in total operating costs and expenses was primarily attributable to higher headcount related costs, higher amortization expense, higher acquisition-related transaction costs and the purchase accounting adjustment for inventory fair value step-up. These increases were primarily due to the business acquisitions during 2016. Additionally, the change was due to lower gain from sale of intellectual property, higher stock-based compensation expense and higher expenses related to software design tools, offset by lower prototyping costs.

Net income for the third quarter of 2016 was $4.5 million as compared to net income of $3.9 million in the second quarter of 2016 and net income of $182.0 million in the third quarter of 2015. Diluted net income per share for the third quarter of 2016 was $0.04 as compared to diluted net income per share of $0.03 in the second quarter of 2016 and diluted net income per share of $1.52 in the third quarter of 2015, respectively.

Net income for the nine months ended September 30, 2016 was $10.3 million as compared to a net income of $198.4 million for the same period of 2015. Diluted net income per share for the nine months ended September 30, 2016 was $0.09 as compared to a diluted net income per share of $1.67 for the same period of 2015.

Non-GAAP Financial Results (1):

Total non-GAAP operating costs and expenses in the third quarter of 2016 were $60.8 million, which was 20% higher than the previous quarter, and 31% higher than the third quarter of 2015. The change in total non-GAAP operating costs and expenses in the third quarter of 2016 as compared to the second quarter of 2016 was primarily due to higher headcount related costs, higher consulting costs and higher costs of goods sold related to memory and security products. These increases were primarily due to the business acquisitions during 2016. The change in total non-GAAP operating costs and expenses in the third quarter of 2016 as compared to the third quarter of 2015 was primarily due to higher headcount related costs, higher consulting costs, higher costs of goods sold related to memory and security products and lower gain from settlement. These increases were primarily due to the business acquisitions during 2016.

Total non-GAAP operating costs and expenses for the nine months ended September 30, 2016 were $160.3 million as compared to $137.8 million in the same period of 2015 due primarily to higher headcount related costs due to the business acquisitions during 2016, lower gain from sale of intellectual property and higher expenses related to software design tools offset by lower prototyping costs.

Non-GAAP net income in the third quarter of 2016 was $18.0 million, 8% higher than the prior quarter and 6% higher than the third quarter of 2015. Non-GAAP diluted net income per share was $0.16 in the third quarter of 2016 as compared to $0.15 in the prior quarter and $0.14 in the third quarter of 2015.

Non-GAAP net income for the nine months ended September 30, 2016 was $49.3 million as compared to $50.0 million in the same period of 2015. Non-GAAP diluted net income per share was $0.44 for the nine months ended September 30, 2016 as compared to non-GAAP diluted net income per share of $0.42 in the same period of 2015.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of September 30, 2016 were $150.8 million, a decrease of $108.5 million from June 30, 2016. The decrease in cash was primarily due to cash used to acquire businesses of $122 million.

During the third quarter of 2016, the Company recorded an income tax provision of approximately $4.3 million.

Fourth Quarter 2016 Outlook:

For the fourth quarter of 2016, the Company expects revenue to be between $94 million and $98 million. Achieving revenue in this range will require that the Company sign new customer agreements for various product sales, mobile payments software and solutions licensing among other matters. The company also expects operating costs and expenses to be between $85 million and $88 million, and diluted net income per share to be between $0.03 and $0.07. The company also expects non-GAAP operating costs and expenses to be between $65 million and $68 million, and non-GAAP diluted net income per share to be between $0.14 and $0.18. These non-GAAP expectations assume non-GAAP interest expense of $1 million, tax rate of 35% (refer to non-GAAP financial information below - income tax adjustments) and share count of 114 million, and exclude stock-

based compensation expense ($5.3 million), amortization expense ($11.3 million), purchase accounting adjustment for inventory fair value step-up ($1.2 million), and non-cash interest expense on convertible notes ($1.7 million).

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 95495228.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:
Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.
Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Purchase accounting adjustment for inventory fair value step-up. These adjustments are the result of accounting for certain business acquisitions and are excluded because such adjustments are non-recurring. Additionally, the Company excludes these expenses in order to provide better comparability between periods.
Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.
Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.
Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for periods in 2016 and 36 percent for periods in 2015, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

On occasion in the future, there may be other items, such as impairments and significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding financial guidance for the fourth quarter of 2016, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus creates cutting-edge semiconductor and IP products, spanning memory and interfaces to security, smart sensors and lighting. Our chips, customizable IP cores, architecture licenses, tools, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. For more information, visit www.rambus.com.
RMBSFN
Contacts:
Linda Ashmore
Corporate Communications
Rambus Inc.
(408) 462-8411
lashmore@rambus.com
Rahul Mathur
Senior Vice President, Finance and
Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$89,479	$143,764
Marketable securities	61,310	143,942
Accounts receivable	26,363	16,408
Prepaids and other current assets	22,150	11,476
Total current assets	199,302	315,590
Intangible assets, net	164,862	64,266
Goodwill	207,531	116,899
Property, plant and equipment, net	59,191	56,616
Deferred taxes	165,661	162,485
Other assets	3,749	2,165
Total assets	$800,296	$718,021

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,188	$4,096
Accrued salaries and benefits	10,209	12,278
Deferred revenue	17,772	5,780
Other current liabilities	21,632	6,212
Total current liabilities	59,801	28,366
Long-term liabilities:
Convertible notes, long-term	124,443	119,418
Long-term imputed financing obligation	38,194	38,625
Other long-term liabilities	25,018	5,079
Total long-term liabilities	187,655	163,122
Total stockholders’ equity	552,840	526,533
Total liabilities and stockholders’ equity	$800,296	$718,021

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue:
Royalties	$68,298	$66,823	$194,010	$196,173
Contract and other revenue	21,557	6,956	45,028	23,332
Total revenue	89,855	73,779	239,038	219,505
Operating costs and expenses:
Cost of revenue (1)	19,424	11,111	45,720	34,004
Research and development (1)	33,820	27,784	91,100	85,506
Sales, general and administrative (1)	24,795	17,860	69,679	53,701
Gain from sale of intellectual property	—	(106)	—	(3,262)
Gain from settlement	—	(510)	(579)	(1,530)
Total operating costs and expenses	78,039	56,139	205,920	168,419
Operating income	11,816	17,640	33,118	51,086
Interest income and other income (expense), net	142	539	1,522	874
Interest expense	(3,193)	(3,117)	(9,497)	(9,291)
Interest and other income (expense), net	(3,051)	(2,578)	(7,975)	(8,417)
Income before income taxes	8,765	15,062	25,143	42,669
Provision for (benefit from) income taxes	4,254	(166,971)	14,878	(155,727)
Net income	$4,511	$182,033	$10,265	$198,396
Net income per share:
Basic	$0.04	$1.56	$0.09	$1.71
Diluted	$0.04	$1.52	$0.09	$1.67
Weighted average shares used in per share calculation
Basic	110,214	116,444	109,951	115,940
Diluted	113,723	119,542	112,805	118,997

_________
(1) Total stock-based compensation expense for the three and nine months ended September 30, 2016 and 2015 is presented as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue	$14	$12	$42	$51
Research and development	$2,337	$1,548	$6,526	$5,303
Sales, general and administrative	$3,092	$2,008	$8,788	$6,395

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Operating costs and expenses	$78,039	$64,493	$56,139	$205,920	$168,419
Adjustments:
Stock-based compensation expense	(5,443)	(5,049)	(3,568)	(15,356)	(11,749)
Acquisition-related transaction costs and retention bonus expense	(441)	(789)	—	(3,038)	(2)
Purchase accounting adjustment for inventory fair value step-up	(1,168)	—	—	(1,168)	—
Amortization expense	(10,174)	(8,152)	(6,268)	(26,045)	(18,914)
Non-GAAP operating costs and expenses	$60,813	$50,503	$46,303	$160,313	$137,754

Operating income	$11,816	$12,008	$17,640	$33,118	$51,086
Adjustments:
Stock-based compensation expense	5,443	5,049	3,568	15,356	11,749
Acquisition-related transaction costs and retention bonus expense	441	789	—	3,038	2
Purchase accounting adjustment for inventory fair value step-up	1,168	—	—	1,168	—
Amortization expense	10,174	8,152	6,268	26,045	18,914
Non-GAAP operating income	$29,042	$25,998	$27,476	$78,725	$81,751

Income before income taxes	$8,765	$9,983	$15,062	$25,143	$42,669
Adjustments:
Stock-based compensation expense	5,443	5,049	3,568	15,356	11,749
Acquisition-related transaction costs and retention bonus expense	441	789	—	3,038	2
Purchase accounting adjustment for inventory fair value step-up	1,168	—	—	1,168	—
Amortization expense	10,174	8,152	6,268	26,045	18,914
Non-cash interest expense on convertible notes	1,700	1,675	1,605	5,026	4,745
Non-GAAP income before income taxes	$27,691	$25,648	$26,503	$75,776	$78,079
GAAP provision for (benefit from) income taxes	4,254	6,107	(166,971)	14,878	(155,727)
Adjustment to GAAP provision for income taxes	5,438	2,870	176,512	11,644	183,836
Non-GAAP provision for income taxes	9,692	8,977	9,541	26,522	28,109
Non-GAAP net income	$17,999	$16,671	$16,962	$49,254	$49,970

Non-GAAP basic net income per share	$0.16	$0.15	$0.15	$0.45	$0.43
Non-GAAP diluted net income per share	$0.16	$0.15	$0.14	$0.44	$0.42
Weighted average shares used in non-GAAP per share calculation:
Basic	110,214	109,904	116,444	109,951	115,940
Diluted	113,723	112,061	119,542	112,805	118,997

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

GAAP effective tax rate	49%	61%	1,109%	59%	365%
Adjustment to GAAP effective tax rate	(14)%	(26)%	(1,073)%	(24)%	(329)%
Non-GAAP effective tax rate	35%	35%	36%	35%	36%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for periods in 2016 and 36 percent for periods in 2015, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.